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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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                         SUBSIDIARIES OF THE REGISTRANT



Subsidiary                        Ownership            State of Incorporation
----------                        ---------            ----------------------

Cheviot Savings Bank                100%                       Federal